Exhibit 2

AGREEMENT AND POWER OF ATTORNEY

WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended of certain Ordinary Shares, $.01 par value, of eLong Inc. (“Ordinary Shares”).

NOW, THEREFORE,

1.                                       The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

2.                                       The undersigned (except for IACT Asia Pacific Limited, Expedia, Inc., IAC/InterActiveCorp and Barry Diller) hereby severally constitute and appoint Justin Yue Tang and Derek Palaschuk and each of them singly, our true and lawful attorneys, with full power to them, and each of them to sign for us, and in our names and in the capacities indicated below, the Schedule 13G relating to the Ordinary Shares owned by us and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission with respect to any agreement entered into by us relating to the Ordinary Shares owned by us, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Schedule 13G and any and all amendments thereto.

This Power of Attorney shall remain in full force and effect until each of the undersigned who are giving this Power of Attorney are no longer required to file a Schedule 13G or any amendments thereto with respect to the undersigneds’ beneficial ownership of the Ordinary Shares of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys.

IN WITNESS WHEREOF, this Agreement has been signed by the undersigned as of the 14th day of February, 2005.

IACT Asia Pacific Limited

By:	/s/ Keenan Conder
Name: Keenan Conder
Title: Director

Expedia, Inc.

By:	/s/ Keenan Conder
Name: Keenan Conder
Title: SVP, General Counsel & Secretary

IAC/InterActiveCorp

By:	/s/ Greg Blatt
Name: Greg Blatt
Title: SVP, General Counsel & Secretary

/s/ Barry Diller
Barry Diller

IN WITNESS WHEREOF, this Agreement and Power of Attorney has been signed as of the 14th day of February, 2005.

Billable Development, Ltd.

By:	/s/ Xiaojian Zhong
Name: Xiaojian Zhong
Title:

/s/ Xiaojian Zhong
Xiaojian Zhong

/s/ Lawrence Auriana
Lawrence Auriana

Sandgrain Securities Inc.

By:	/s/ Authorized Representative
Name:
Title:

/s/ Angelo Frank Perrone
Angelo Frank Perrone

/s/ Peter Lerner
Peter Lerner

/s/ Ira S. Nordlicht and Helen S. Scott
Ira S. Nordlicht and Helen S. Scott JTWROS

Purple Mountain Holding, Ltd.

By:	/s/ Justin Tang
Name: Justin Tang
Title:

/s/ Justin Tang
Justin Tang

Time Intelligent Finance Limited

By:	/s/ Lee Zhang
Name: Lee Zhang
Title:

/s/ Lee Zhang
Lee Zhang

Mind Trade Assets Limited

By:	/s/ Richard Chen
Name: Richard Chen
Title:

/s/ Richard Chen
Richard Chen

Gold Partner Consultants Limited

By:	/s/ Faith Huang
Name: Faith Huang
Title:

/s/ Faith Huang
Faith Huang

Top River Assets Limited

By:	/s/ Faith Huang
Name: Faith Huang
Title:

/s/ Frank Zheng
Frank Zheng

/s/ Wang Gui Ying
Wang Gui Ying

/s/ Sun Li Ming
Sun Li Ming

/s/ Wang Yi Jie
Wang Yi Jie

/s/ Pan Dai
Pan Dai